EXCLUSIVE EGENT & INTERNATIONAL
                           MARKETING & SALES AGREEMENT
                                     BETWEEN
                            STAR E MEDIA CORPORATION
                             LAKE FOREST, CALIFORNIA
                                       AND
                              SPACETOON ON LINE CO.
                          DUBAI - united ARAB Emiretes
                          ----------------------------


This Agreement ("Agreement") is entered in to between STAR E MEDIA CORPORATION, located at 27171 Burbank; Lake Forest, California 92610, hereinafter referred to as "STAR" and SPACETOON ON LINE CO.; located at P.O. box 25924-DUABI-united ARAB
-  Emireres,  hereinafter  referred  to  as  "Spacetoon".

     WHEREAS, Star is in the business of developing, producing and distributing educational software through licensing agreements with various US producers of educational software and creating original titles for the educational market.

               REPRESENT:
                      Knowledge  &  Adventure
                      Scholastic
                      School  zone
                      And  other

     WHEREAS, Star is interested in establishing a marketing and sales presence in the Middle East and other Arabic speaking nations;

     WHEREAS, Spacetoon has an established children's television broadcasting network, radio station and Arabic language magazine devoted to children's education and entertainment.

     WHEREAS, Spacetoon desires to exclusively market, sell and distribute the Star products throughout the Middle East and Arabic speaking nations as outlined in Attachment "A";

     WHEREAS,  Spacetoon  agrees  to  the  following  conditions of exclusivity:
     1. Space Toon will promote the Star products through television broadcasting commercials;
     2.     SpaceToon will promote the Star products through radio broadcasting;
     3. SpaceToon will advertise the Star products in their entertainment magazine

     WHEREAS, Star desires to enter into and agreement to provide Spacetoon with an exclusive right to market, sell and distribute the Star products;

NOW THEREFORE, in consideration of the mutual covenants and agreements of each to the other as set forth herein, both parties hereby agree as follows:

1.     EFFECTIVE  DATE;  TERM
       1.1     The  effective date of this Agreement is May 1, 2002  ("Effective
Date").
       1.2 This Agreement shall continue in effect for a period of five (5) years effective from the date hereof, renewable automatically for another such period unless either party, at any time after the initial terms, give the other at least sixty (60) days prior written notice of its desire to terminate the agreement.

2.     ENTIRE  AGREEMENT
This document, together with the attachments included contains all of the terms and conditions relating to the Exclusive Marketing and Sales Agreement.

3.     DELIVERY
Delivery of the Star products shall be FOB Irvine, California. Delivery dates are estimates and not guarantees. If a specified delivery date is expected to be missed Star will notify Spacetoon in writing and provide a new delivery estimate.

Star reserves the right to make partial deliveries. In the event any delivery or portion thereof is delayed more than 30 days from any scheduled delivery date.

4.     PACKAGING
Star shall package the products in accordance with usual and customary commercial standards and practices for international shipments and shall arrange for shipment by the means it deems most appropriate. Spacetoon shall pay or reimburse Star for the costs of any special packaging requests.

5.     PRICES
The initial price to Star products for Spacetoon shall be as indicated in Attachment "B". ALL PRICES ARE EXCLUSIVE OF SHIPPING, AND DUTY CHARGES.

6.     EXCLUSIVE  RELATIONSHIP
In consideration of its efforts hereunder, during the term of this Agreement, Star appoints Spacetoon as its exclusive marketing, sales and distributor of its products. Space Toon shall remain as Star's exclusive distributor for the Star products, provided both Parties remains capable of meeting its commitments under purchase orders issued hereunder and both Parties are not in violation of this Agreement. It is also agreed that Star will not market, or distribute the product within a competitive business environment of Spacetoon.

It is agreed between the Parties that there are no other agreements or understandings between them relative to the subject matter of this agreement. This agreement supersedes all prior agreements, oral or written, between the Parties and is intended as a complete and exclusive statement of the agreement between both Parties.

7.     PAYMENT  TERMS
Spacetoon agrees to pay Star as follows: all payments for purchases of the products must be in either Non-Cancelable, Irrevocable Letters of Credit or bank transfers. Spacetoon will be directed to remit all payments direct to Star as set out as follows:
          BENEFICIARY:     Star  E  Media  Corporation
          BANK:            CALIFORNIA  BANK  &  TRUST
                           Costa  Mesa  Office
                           3420  Bristol  Street
                           Costa  Mesa,  California  92626
          ACCOUNT  NO.:    3340100231
          ROUTING  NO.:    122003396

8.     ASSIGNMENT
Neither party shall be allowed to sell, transfer, or assign its rights, duties or obligations under this Agreement without first obtaining written approval of the other party.

9.     TERMINATION  FOR  REASONS  OTHER  THAN  BREACH
Either party may terminate this Agreement for breach of a material provision by either party, or circumvention of the agreement by either party. Circumvention being herein defined to mean Spacetoon purchasing or attempting to purchase Star products direct from manufacturers or distributors or Star selling or attempting to sell its product direct to Space Toon customers or distributees. Termination will not negate any financial obligations expressed herein, between the Parties, or any sales or assignment(s) outstanding at the time of termination of this agreement. All other financial obligation after the termination of this agreement shall be null and void; however, for any sale consummated after termination, which in fact was negotiated by Space Toon, profits are due and payable as provided herder.

10.    NOTICES
       10.1 Notices here under shall be given in writing. The effective date of such notices shall be deemed to be the following dates, provided the notices are sent to the last facsimile number, or mailing address given by the party to whom the notice is being sent:
            10.1.1 The date and time such notice is transmitted to the other Party by facsimile;
            10.1.2 The next business day following deposit of the notice with such agency if the notice is send by overnight delivery such as Express Mail, Federal Express and the like;

            10.1.3 Four (4) business days following deposit of the notice with at least first class postage prepaid, in a U. S. Mail Box.
            10.1.4     Notices  shall  be  sent  to  the  following  addresses:

                       NOTICES  TO  STAR  E  MEDIA  CORPORATION
                       Star  E  Media  Corporation
                       27171  Burbank
                       Lake  Forest,  California  92610

                       Attention:  E.  G.  Abbadessa,  President
                       Telephone:  (949)  581-6477
                       FAX:     (949)  581-9957

                       NOTICES  TO  SPACETOON  ON  LINE:
                       Spacetoon  On  Line
                       P.O.  Box  25924
                       DUBAI-united  ARAB  Emiretes

                       Attention:  Fayez  Weiss  Al-Sabbagh,  President
                       Phone:     9714  2868648
                       FAX:     9714  2868647

11.    MODIFICATION/AMENDMENT
No modification or amendment to this Agreement shall be valid unless in writing and signed by the above referenced authorized representatives.

12.    APPLICABLE  LAW
The validity and interpretation of this terms and conditions and performance here under shall be governed by the laws of the State of California, exclusive of California's conflict of laws rules.

13.    DISPUTE  RESOLUTION
All dispute under this purchase order or the Agreement shall be resolved as follows:
       13.1 Cooperation. The Parties agree to cooperate with each other to attempt to settle all disputes arising under this purchase order of the Agreement without resort to mediation or arbitration.
       13.2 Mediation. The Parties are unsuccessful in resolving a dispute within forty-five (45) days from the date begin attempting to resolve it, either may submit the dispute to mediation in Orange County, California. Neither Party may initiate arbitration proceedings until mediation is completed.

       13.3 Arbitration. All disputes which are not resolved through cooperation and mediation shall be finally resolved by binding arbitration in Orange County, California in accordance with the California Arbitration Act - California Code of Civil Procedures Sec.Sec. 1280et. Seq. in effect at the time. Each Party shall bear its own costs of preparing and presenting its case; the costs of arbitration, including the fees of the arbitrators shall be shared equally by the Parties unless the award provides otherwise.

14.    LIMITATION  OF  LIABILITY
To the fullest extent allowed by law, Star shall not be liable for indirect, incidental, special or consequential damages hereunder. Star maximum aggregate liability for any and all other damages for which liability is not disclaimed or otherwise limited hereunder, shall not exceed the price Space Toon Clients or Distributees have paid for the Product or Products which are the subject of the damage claim.

15.    FORCE  MAJEURE
Neither Star now Space Toon shall be liable for failure to perform any of its obligations hereunder due to causes beyond its reasonable control. Such causes shall include but shall both be limited to such things as fire, flood, earthquake or other natural disaster, war, embargo, riot, the intervention of any governmental authority, strikes (regardless of the characterization thereof), labor slowdowns, walkouts and/or shortages, material defects, deficiencies or shortages, shortage of transport, and failures of vendors to deliver product, material and components in accordance with the terms of their contracts.

16.    CONFIDENTIALITY,  NON-DISCLOSURE  AND  NON-CIRCUMVENTION
Star is the owner of certain proprietary information relation to the speci-fication, design development, operation, manufacturing, and maintenance of the Star products.

Information so designated regarding the Star products, and software and contracted clients is proprietary to, and a trade secret of Star of which uncontrolled disclosure would be harmful to each party.

For the purpose of the formation of the business relationship between Star and Spacetoon, with respect to the potential development of a business relationship, both parties desires to provide the other certain confidential information concerning the Nova Screen, related equipment, suppliers and clients under circumstances which will protect the proprietary information and trade secrets of both parties.

It is agreed and understood that the contacts of each party hereto are and shall be recognized by the other s exclusive and valuable contact of the respective party. Each party will not directly or indirectly negotiate or participate in any transaction circumventing the party who first preceded the contact.

Each of the undersigned agree, warrant and covenant, therefore, not in any way whatsoever circumvent or attempt to circumvent each other by directly or indirectly dealing with the contracts of the other in any present or future transactions for any reason.

In the event of such attempt or circumvention by either of the parties involve in this transaction, either directly or indirectly, the parties agree that the offending party agrees to pay the non-offending party equal to the maximum aggregate contractual compensation that could be paid to both the offending party and directly or indirectly, the non-offending party equal to the maximum aggregate contractual compensation that could be paid to both the offending party, plus any property or equity losses that occur as a direct or indirect result of the offending party's actions.

The obligation of the parties hereunder shall continue uninterrupted for two (2) years after the completion or cessation of any business relationship established between the parties.

17.    TERMINATION
In the event of a material breach of this agreement, prior to terminating this agreement, the non-breaching Party shall provide written notice to the breaching Party of such breach. If the breaching Party fails to cure such breach within 60 days following notification thereof, the non-breaching Party may thereupon terminate this agreement.

18.    ATTORNEY'S  FEES
Any dispute arising under this agreement shall, upon written request of one party served on the other, be submitted to binding arbitration conducted in Orange County. With in ten (10) days of the demand, each party shall name an arbitrator and with in five (5) days there after, the arbitrators shall be determined by the application to the Superior Court of Orange County in the manner prescribed in California Code of Civil Procedures section 1281.6 with selection from the court supplied list being made by the arbitrators already appointed the Arbitration hearing shall commence not later than fifteen (15) days after the appointment of the third arbitrator. Fees charged by the arbitrators hearing the matter, reasonable attorney fees incurred in the course of arbitration, other reasonable fees associated with the arbitration, and in enforcing a judgment of the arbitrators, shall be awarded to the prevailing party in the arbitration or as determined by the arbitration panel.

19.    WAIVER
Either Party electing not to enforce any provision hereunder or of any purchase order placed hereunder shall not be construed to have waived enforcement of such provision unless such waiver is in writing. The waiver of any provision in one instance shall not constitute a waiver of that provision in the future unless specifically provided in such waiver.

     WHEREAS, the Parties have entered into this Agreement by executing duplicate originals as of the Effective Date hereof.

STAR  E  MEDIA  CORPORATION




/s/  Gabriel  Nassar                    05/01/02
--------------------
Gabriel  Nassar,  Chairman  &  CEO



SPACETOON  ON  LINE




/s/  Fayez  Weiss  Al-Sabbagh           05/01/02
-----------------------------
Fayez Weiss Al-Sabbagh, President

                                 ATTACHMENT "A"

                                    TERRITORY

                   MIDDLE EAST & NORTH AFRICA & ARAB SPEAKING

                                 ATTACHMENT "B"

                                     PRICING

                             SHALL BE 4.75 U.S. F.OB

          EXCLUDING THE OLD JUMP START SERIES FROM KNOWLEDGE ADVENTURE


                 AS QUANTITY INCREASES PRICES WILL BE NEGOTIATED


  QUANTITIES AND PRICE BASED ON LETTER OF UNDERSTANDING DATED FEBRUARY 26, 2002

February  26,  2002



Mr.  Fayez  Weiss  Al-Sabbagh,  President
SPACE  TOON  ON  LINE
Golf  Park  Building,  Apt  #  210  2/F
Media  City-Dubai
United  Arab  Emirates

RE:  LETTER  OF  UNDERSTANDING

Dear  Fayez,

Thank you for meeting with us in Canada last week. On behalf of both Ghaby and myself I wish to extend our gratitude for our visit and look forward to a long and lasting relationship.

Please find below our Letter of Understanding based on our meeting. If this meets your approval you can kindly sign and fax back the signature sheet to the number listed above and we will prepare the contract for your signature and visit next week.

POINTS  OF  UNDERSTANDING  BETWEEN  STAR  E  MEDIA  CORPORATION  AND SPACE TOON:

1. Star E Media Corporation is in the business of developing, producing and distributing educational software through licensing agreements with various US producers of educational software and creating original titles for the educational market.

2. Star is interested in establishing a marketing and sales presence in the Middle East and other Arabic speaking nations.

3. Space Toon has an establish children's television broadcasting network, radio station and Arabic language magazine devoted to children's education and entertainment.

4.     Space  Toon  desires  to  establish  a strategic relationship with Star E
Media Corporation for a five (5) year exclusive marketing, selling and distribution of Star E Media Corporation products throughout the Middle East and Arabic speaking nations.

5. Space Toon agrees to promote the Star E Media Corporation products through television broadcasting commercials, radio broadcasting commercials and will advertise the Star products in their entertainment magazine.

6. Space Toon and Star E Media Corporation agrees to include the logo of Space Toon Interactive on the packaging.

7. Space Toon guarantees a minimum volume sale of 25,000 units per year, per title to be acquired at the minimum rate of 6,250 units per quarter, per title.


For this guarantee, Star E Media Corporation agrees to sell the current 40 titles at a discount rate as follows:

                                           PRICE @ 25,000
                    COMPANY                UNITS/YEAR/TITLE
           Scholastic, Inc.                     $5.55
           Knowledge Adventure                  $3.25
           School Zone Interactive              $5.95*

           *School Zone Interactive has a bilingual workbook, which creates a slightly higher production cost.

Future pricing of titles acquired by Star E Media Corporation after the signing of this contract will be determined on a title-by-title basis. Star E Media will make every effort to maintain or reduce these prices.

Price  per  title  may  be  adjusted  as  follows  depending  on  sales  volume:

                                           PRICE @ VOLUME/UNIT/YEAR
                 COMPANY            20,000     25,000     30,000     35,000
         Scholastic, Inc.            $6.85      $5.55      $5.27      $5.16
         Knowledge Adventure         $4.00      $3.25      $3.18      $3.11
         School Zone Interactive     $7.43      $5.95      $5.83      $5.71
         -----------------------     -----      -----      -----      -----

Please  let  us  know  your thoughts and we are ready to conclude our agreement.

Best  regards,


/s/ E.G. Abbadessa
----------------------------
E. G. Abbadessa
President




APPROVED  AS  SHOWN  ABOVE:


/s/ Fayes Weiss Al-Sabbagh
----------------------------
FAYEZ  WEISS  AL-SABBAGH